CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-52651, 333-4502, 33-98384 and 33-98386) pertaining to the
1995 Director Stock Option Plan, Amended and Restated 1993 Stock Option Plan and 1995 Employee Stock Purchase Plan of PixTech, Inc. and on Form S-3 (No.
333-52789) of our report dated February 3, 1999, with respect to the consolidated financial statements of PixTech, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                           /s/ Ernst & Young AUDIT

                                           Ernst & Young AUDIT
                                           Represented By: CHRISTINE BLANC-PATIN


Marseilles, France
March 9, 1999